                                                                      Exhibit 21













                           SUBSIDIARIES OF THE COMPANY




     Name of Subsidiary            State of         Percent Owned
                                 Incorporation

LaBarge, Inc.                     Delaware              100%
LaBarge/STC, Inc.                    Texas              100%
LaBarge Properties, Inc.          Missouri              100%
LaBarge-OCS, Inc.                 Delaware              100%
LaBarge Wireless, Inc.            Missouri              100%

                                                                  Exhibit 23(a)















                          Independent Auditors' Consent




  The Board of Directors
  LaBarge, Inc.:


  We consent to incorporation by reference in the Registration Statements No. 33-53583 and No. 33-31330 on Form S-8 of LaBarge, Inc. of our report dated August 21, 2002, relating to the consolidated balance sheets of LaBarge, Inc. and subsidiaries as of June 30, 2002 and July 1, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows, and related schedule for each of the years in the three-year period ended June 30, 2002, which report appears in the June 30, 2002 Annual Report on Form 10-K of LaBarge, Inc.

  Our report refers to a change in accounting for goodwill and other intangible assets.






  /s/KPMG LLP
  St. Louis, Missouri
  September 13, 2002